Exhibit 21

WEST CORPORATION

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Jurisdiction of Organization
Asset Direct Mortgage, LLC	Delaware
Attention Funding Corporation	Delaware
Attention Funding Trust	Delaware
bmd Wireless AG	Switzerland
BuyDebtCo, LLC	Nevada
CentraCall Limited	United Kingdom
Conferencecall Services India Private Limited	India
Cosmosis Corporation	Colorado
InPulse Response Group, Inc.	Arizona
InterCall Asia Pacific Holdings Pty. Ltd. (Australia)	Australia
InterCall Australia Pty. Ltd.	Australia
InterCall Conf. Services, Ltd. (UK)	United Kingdom
InterCall Deutschland GmbH	Germany
InterCall Hong Kong Limited	P.R.O.C.
InterCall Japan K.K.	Japan
InterCall Mexico, S. de R.L. de C.V.	Mexico
InterCall New Zealand Limited	New Zealand
InterCall Singapore Pte. Ltd	Singapore
InterCall Telecom Ventures, LLC	Delaware
InterCall, Inc.	Delaware
InterCall, Inc. (Canada)	Canada
Intrado Communications Inc.	Delaware
Intrado Communications of Virginia Inc.	Virginia
Intrado Inc.	Delaware
Intrado International, LLC	Delaware
Intrado International Ltd. (Ireland)	Ireland
Intrado International Singapore Pte. Ltd.	Singapore
Intrado Technology (China) Co. Ltd. (1)	China
Jamaican Agent Services Limited	Jamaica
Legal Connect Limited	United Kingdom
Northern Contact, Inc.	Delaware
SmartTalk, Inc.	Delaware
Stargate Management LLC	Colorado
Televox Software, Inc.	Delaware
The Debt Depot, LLC	Delaware
West Asset Management, Inc.	Delaware
West Asset Purchasing, LLC	Nevada
West At Home, LLC	Delaware
West Business Services, LP	Delaware
West Contact Services, Inc. (Philippines)	Philippines
West Direct, Inc.	Delaware

West Education Foundation	Nebraska
West Facilities Corporation	Delaware
West Healthcare Receivable Management, LLC(2)	Nevada
West Interactive Corporation	Delaware
West International Corporation	Delaware
West Notifications Group, Inc. (formerly known as CenterPost Communications, Inc.)	Delaware
West Receivable Services, Inc.	Delaware
West Telemarketing Canada, ULC	Canada
West Telemarketing Corporation II	Delaware
West Telemarketing, LP	Delaware
West Transaction Services II, LLC	Delaware
West Transaction Services, LLC	Delaware
Worldwide Asset Purchasing, LLC(3)	Nevada
Worldwide Asset Purchasing II, LLC(4)	Nevada

(1)	Jointly owned by Intrado International Ltd. and Beijing Xiejin Technology Development Ltd.

(2)	Jointly owned by West Receivable Services, Inc. and CVI Global Value Fund US Equity LLC.

(3)	Jointly owned by West Receivable Services, Inc. and CarVal Investors, LLC.

(4)	Jointly owned by West Receivable Services, Inc. and CVI Global Value Fund US Equity LLC.